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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
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March     , 2014

To Our Stockholders,

Our approach to corporate governance is to hold ourselves accountable to each other and our stockholders and strive for the highest level of integrity in everything that we do.

In all of our decisions, we let the best interest of our stockholders serve as our ultimate compass. To that end, the Board continues to engage our stockholders regularly for feedback on our corporate governance program. Your feedback has been vital to our decision-making process as evidenced by our recent adoption of a majority voting standard, changes to our executive compensation plan, and the maintenance of a smaller but more effective Board of Directors.

Similar to last year, we commissioned an independent study conducted by FTI Consulting during the third quarter of 2013 focused on better understanding your views regarding Middleby's executive compensation plan. Through this study, we received feedback from many of our largest stockholders representing approximately 45% of shares outstanding as of September 15, 2013. We listened to your insights and concerns expressed both through direct conversations as well as through the FTI Consulting study.

As a result of the stockholder outreach and recent corporate growth, Mr. Bassoul voluntarily recommended to the Compensation Committee to decrease his existing compensation arrangement in order to address feedback from the FTI Consulting Study, and encouraged the Compensation Committee to reallocate the excess compensation funds deeper into the management team of the Company in the form of incentive compensation. Mr. Bassoul's rationale to change his compensation arrangement was related to the Company's significant growth over the past five years reflected by the market capitalization growing from $463 million in 2008 to $4.6 billion in 2013 and increased headcount at the Company expanding from 1,779 employees in 2008 to 4,491 employees in 2013. In order to continue to drive outstanding operational performance it was necessary to reallocate the decreased compensation funds that Mr. Bassoul voluntarily agreed to into an incentive based compensation program across the entire worldwide management team. The resulting compensation changes developed a new executive compensation plan with renewed emphasis on more challenging performance targets, a decrease in both the target and maximum annual cash bonus, and beginning in 2014, the replacement of the three-year LTIP stock grant in favor of an annual performance-based stock grant for our CEO and CFO.

Based on Mr. Bassoul's compensation recommendations the Compensation Committee implemented the following changes to the executive officer Annual Incentive Compensation Plan beginning in 2014:

  •
  Increased the minimum cash bonus performance threshold up to 14%;

  •
  Reduced EPS target cash bonus compensation for our CEO from $3,000,000 to $875,000;

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  Reduced EPS maximum cash bonus compensation for our CEO from $4,000,000 to $1,750,000;

  •
  Reduced EBITDA target cash bonus compensation for our CEO from $3,000,000 to $875,000;

  •
  Reduced EBITDA maximum cash bonus compensation for our CEO from $4,000,000 to $1,750,000;

  •
  Decreased target cash bonus payouts for our CEO by over 70%;

  •
  Decreased maximum cash bonus payouts for our CEO by over 56%;

  •
  Changed the portion of at-risk pay to weigh more heavily towards stock performance—less on the cash bonus;

  •
  Replaced the three-year LTIP grant for our CEO and CFO with a one-year performance-based stock grant with a minimum annual payout only when both minimum EPS and EBITDA growth targets are achieved; and

  •
  Set our CEO's targeted long-term incentive grant value for 2014 at $1,625,000, with a highly leveraged maximum opportunity to earn up to 400% of the target number of shares for achieving significant financial results.

These changes complement several significant corporate governance enhancements implemented as the result of stockholder outreach initiatives, which include:

  •
  Eliminated the modified single trigger related to change in control benefits;

  •
  Eliminated the full excise tax gross-up related to change in control benefits and replaced it with an "alternative cap" which provides that the executive's severance and other payments would be reduced to the amount that would not be subject to the excise tax on excess parachute payments, or, if better on an after-tax basis, the after-tax amount of the payments, in each case, where the executive would be responsible for any tax obligations; and,

  •
  Increased the stock ownership requirement for the CEO from 3 times base salary to 6 times base salary.

These changes enhance our corporate governance practice, which we believe has always been progressive, stockholder-friendly and incentivize a high performing management team that is closely aligned with stockholders. As a reminder:

  •
  The entire Board, with the exception of our longstanding Chairman and Chief Executive Officer Selim Bassoul, is comprised of independent directors;

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  A lead independent director has served since 2010;

  •
  All Board committees are chaired by, and fully comprised of independent directors;

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  We do not have a staggered Board structure—all directors must seek re-election each year;

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  We do not currently have in place a stockholder rights plan ("poison-pill");

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  We implemented a majority voting structure, whereby directors are elected by majority of votes cast instead of the former plurality voting structure; and

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  We established a nominating committee which, like our other Board committees, is chaired by and comprised entirely of independent directors.

Under Mr. Bassoul's leadership—at both the executive and Board level—our track record of delivering outstanding performance and stockholder returns is almost without peer. In fact, since Mr. Bassoul took over as Chief Executive Officer in 2001, Middleby and its subsidiaries have completed 33 acquisitions, and generated a cumulative Total Shareholder Return (TSR) of 8,089%, which represents the 99th percentile of publicly-traded companies during that time period.

We believe good corporate governance plays a vital role in maximizing value for stakeholders, and we are pleased to continue our track record of delivering outstanding performance and stockholder returns. This includes the following key highlights during the last completed fiscal year:

  •
  Generated a one-year TSR of 87%, more than doubling the performance of the S&P 500 and the Russell 2000, and a five-year TSR of 779%;

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  Achieved sales of $1.4 billion, up 37.6% versus 2012 and up 119.2% from 2008;

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  Reported full-year 2013 earnings per share of $8.21, up 26.5% compared to 2012 and up 118.9% from 2008;

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  Completed three strategic acquisitions;

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  Realized combined double digit organic growth in our Commercial Foodservice Equipment Group and our Food Processing Equipment Group;

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  Increased market penetration in emerging markets such as India, Brazil and China; and

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  Made additional investments in technologies designed to reduce energy usage, cooking times and operating costs, as well as decrease labor costs through automation.

Although by any measure our performance has been outstanding, the Board is committed to a compensation philosophy and plan that are designed to incentivize continued performance at above-market levels.

As we move forward, our goal remains the same—to maximize value for stockholders. We believe good corporate governance plays a vital role in delivering that value and we will continue to give appropriate consideration to your suggestions and proposals in an objective manner and communicate with you in a timely fashion—both what we are doing and why we are doing it.

Thank you for your insights, support, and confidence. We look forward to seeing many of you at the Annual Meeting of Stockholders on May 6, 2014.

The Middleby Corporation Board of Directors

1400 Toastmaster Drive
Elgin, Illinois 60120

March     , 2014

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Tuesday, May 6, 2014, for the following purposes:

(1)
To elect seven directors to hold office until the 2015 Annual Meeting.

(2)
To hold an advisory vote on executive compensation.

(3)
To amend the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 47,500,000 to 95,000,000.

(4)
To consider and act on a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the current fiscal year ending January 3, 2015.

(5)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2013 Annual Report on the Internet instead of sending a full set of printed proxy materials. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials, and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2014 ANNUAL MEETING OF STOCKHOLDERS
May 6, 2014
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2014 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Tuesday, May 6, 2014, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 28, 2013, are being distributed or made available to stockholders on or about March     , 2014.

Stockholders of record at the close of business on March 14, 2014 (the "Record Date") are entitled to notice of and to vote at the Meeting. On such date there were 19,244,771 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering their proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

Election of each individual director requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

Approval of the proposal on a non-binding advisory vote on executive compensation and the proposal to ratify the Company's appointment of independent public accountants require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For purposes of these proposals, abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal, and thus will have no effect on the outcome of the vote on such proposals.

Approval of the proposal on an amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock. For this proposal, neither an abstention nor a broker non-vote is an affirmative vote and thus will have the same effect as a vote AGAINST the proposal.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

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  "Proposal No. 2—Advisory Vote on Executive Compensation"; FOR the approval, by an advisory vote, of the 2013 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC");

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  "Proposal No. 3—Approval of an amendment to the Certificate of Incorporation"; FOR the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 47,500,000 to 95,000,000; and

  •
  "Proposal No. 4—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 3, 2015.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person, or a later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven persons have been nominated to serve as a director until the 2015 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	57	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"), since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, an affiliate of the Company, from 1996 to 1999.	2001

		Mr. Bassoul's extensive experience at the subsidiary and corporate level of the Company and his day to day leadership as CEO of the Company provide the Board with intimate knowledge and an invaluable perspective regarding the Company's operations, challenges and business strategy.
Sarah Palisi Chapin	52	Chief Executive Officer of Hail Merry, a marketer and manufacturer of raw, vegan and gluten-free snacks, since 2009. Director of Caribou Coffee Company, Inc., from 2007 to 2013. Partner in The Chain Gang, a restaurant investment consultancy and advisory practice, from 2004 to 2009. Chief Executive Officer of Enersyst Development Center from 1995 to 2003. Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995.	2013

		Ms. Chapin brings more than three decades of experience in the food service industry, including a comprehensive understanding of strategy, franchising, brand management, product development, marketing and operational excellence.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Robert B. Lamb	72	Special Adjunct Professor of Management at the Leonard N. Stern School of Business at New York University since 2011; Clinical Professor of Management from 1977 to 2011. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
		Mr. Lamb's expertise in domestic and international economics provides unique insight into current economic trends and international business opportunities.
John R. Miller III	73	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968; Sales Manager, Procter & Gamble, Packaged Soap Division, 1964 to 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
		Mr. Miller's marketing background and knowledge of diversity issues is valuable in Board discussions regarding new product introductions, overall marketing strategy and employee matters.
Gordon O'Brien	48	President of Specialty Finance and Operations of American Capital Strategies since 2008. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous private companies as a representative of American Capital Strategies.	2005

		Mr. O'Brien's extensive experience with capital markets and acquisition strategy as well as his extensive experience as a director on numerous other boards are valuable in Board discussions regarding the Company's capital structure, liquidity needs and acquisition strategy.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Philip G. Putnam	73	President of Highview Associates, Independent Corporate Advisors since 2009. Managing Director, Fulcrum Securities from 2008 to 2009. Managing Director, Flagstone Capital, LLC, investment bankers, from 2000 to 2007. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978
		Mr. Putnam's extensive history with the Company and his investment banking and investment analysis experience provides the Board with invaluable insight into ongoing financial and accounting matters.
Sabin C. Streeter	72	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997.	1987

		Mr. Streeter's career as an investment banker and past experience on the Boards of other companies provides the Board with valuable perspective regarding acquisition strategy, financial and accounting issues, as well as employee matters.

Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board may recommend.

Vote Required for Approval; Board Recommendation

Election of each individual director nominee requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

The Board adopted a policy on May 14, 2013, which requires any director who does not obtain a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Chairman of the Board for consideration by the Board. The Nominating Committee will then consider the resignation and recommend appropriate action to the Board. The Board is required to take formal action on the Nominating Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election of directors occurred. In considering the Nominating Committee's recommendation, the Board shall consider the information, factors and alternatives considered by the Nominating Committee and such additional information, factors and alternatives as the Board deems relevant. Following the Board's decision on the Nominating Committee's recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board held four in-person meetings during the fiscal year ended December 28, 2013, and each director attended at least 75% of all Board and applicable committee meetings except for Sarah Palisi Chapin, who the Board appointed as a director in November 2013 following a recommendation by the Nominating Committee. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend its annual meeting of stockholders. All of the Company's directors except for Ms. Chapin attended the 2013 Annual Meeting of Stockholders. Current directors, Ms. Chapin and Messrs. Putnam, Streeter, Miller, O'Brien, and Lamb, have been determined by the Board to be "independent directors" as such term is defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. ("NASDAQ"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The Company's standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 28, 2013, the Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter and Lamb, and met four times for the purposes of (i) approving the selection of the Company's independent auditor; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditor; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board to be financially sophisticated as required by NASDAQ Rule 4350(d) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board to meet the additional independence criteria set forth in NASDAQ Rule 4350(d). The Audit Committee has a written charter which was approved by the Board on March 4, 2003 and modified as of February 25, 2004, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Compensation Committee

During the fiscal year ended December 28, 2013, the Compensation Committee met three times and was comprised of Messrs. Miller (Chairman), O'Brien and Ms. Chapin, who joined the committee upon being appointed to the Board in November 2013. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and CEO, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the Company's 2011 Long Term Incentive Plan and for administering the Company's 1998 Stock Incentive Plan, 2007 Stock Incentive Plan and Value Creation Incentive Plan. Effective February 14, 2008, the 1998 Stock Incentive Plan expired and, after that date, could no longer be used for grants of any kind. Effective May 8, 2011, the 2011 Long Term Incentive Plan superseded the 2007 Stock Incentive Plan and, after that date, grants could no longer be made out of the 2007 Stock Incentive Plan. All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. The Compensation Committee has a written charter which was effective as of June 28, 2013, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

The Compensation Committee has retained Meridian Compensation Partners ("Meridian") since August 2012 to advise regarding Board and executive compensation. The Compensation Committee considers Meridian to be an independent advisor as a result of the following factors:

  •
  Meridian was retained by, and reports directly to, the Compensation Committee;

  •
  Meridian has provided no services to the Company in the past four years (other than services in connection with its retention by the Compensation Committee beginning in August 2012);

  •
  We were advised by Meridian that it has internal policies and procedures intended to prevent conflicts of interest;

  •
  There are no business or personal relationships between Meridian's lead consultant and members of the Compensation Committee; and

  •
  We were advised by Meridian that its lead consultants on the Company's account do not own any Common Stock.

Nominating Committee

In February 2013, the Board formed a formal Nominating Committee and approved a written nominating committee charter, which is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com. During the fiscal year ended December 28, 2013, the Nominating Committee met two times and was comprised of Messrs. Putnam (Chairman), Miller and O'Brien.

The Nominating Committee discusses, reviews and evaluates potential director candidates and recommends potential director candidates to the full Board for election by the stockholders or appointment to the Board, as the case may be, pursuant to the Bylaws. The full Board then considers the potential director candidates who have been recommended by the Nominating Committee. In identifying and selecting director candidates, the Nominating Committee and the Board consider a variety of factors, including, but not limited to, a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board.

Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Nominating Committee and the Board do not have a formal policy at this time for consideration of potential director candidates recommended by the Company's stockholders, but the Nominating Committee will give due consideration to any and all such candidates under the same criteria as internally generated candidates. See "Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders" for further information regarding the procedures for recommending a director nominee for consideration.

Board Leadership Structure

The business of the Company is managed under the direction of the Board, in the interest of the stockholders. The Board delegates its authority to management for managing the day to day activities of the Company. The Board requires that management review major actions and initiatives with the Board prior to implementation.

The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the CEO, working with the CEO to provide an appropriate information flow to the Board and serving as chairman of the executive sessions of the independent directors at each formal Board meeting.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and as otherwise deemed necessary. Mr. O'Brien has served as lead independent director of the Board since March 2010.

The Company believes the positions of Chairman and CEO should currently be held by the same person. The Company has adopted a counterbalancing governance structure, including:

  •
  a designated lead independent director;

  •
  a Board entirely composed of independent members, with the exception of Mr. Bassoul, the Company's CEO;

  •
  committees comprised entirely of independent directors (including a Nominating Committee formed in February 2013); and

  •
  established governance and ethics guidelines.

Board Compensation Structure

During fiscal year ended December 28, 2013, each nonemployee director of the Company received an annual retainer of $55,000 with the respective Audit and Compensation Committee Chairmen receiving an additional $10,000 annual retainer. For the current fiscal year ending January 3, 2015, however, the lead independent director receives an annual retainer of $55,000 and each other nonemployee director receives an annual retainer of $65,000. Additionally, for the fiscal year ending January 3, 2015, the respective Audit and Compensation Committee Chairmen receive an additional $15,000 annual retainer and the Nominating Committee Chairman receives an additional $5,000 annual retainer. No additional meeting fees are paid to our nonemployee directors or our directors who are also officers of the Company. Compensation paid to our nonemployee directors in 2013 is shown in the Director Compensation Table appearing on page        .

No stock awards were made to members of the Board in 2013. On February 24, 2014, the lead independent director of the Board was awarded 650 shares of restricted stock and each other nonemployee member of the Board was awarded 500 shares of restricted stock pursuant to the 2011 Long-Term Incentive Plan. These shares of restricted stock will vest on March 15, 2015 based on continued service.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. While the Board has general oversight responsibility for risk at the Company, the Board has delegated some of its risk oversight duties to Board committees. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and evaluates the internal control framework of the Company. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

It is the role of management to present material risks in a clear and understandable manner as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Company believes that its current leadership structure facilitates this clear delineation of responsibility with respect to its risk management process. The combined role of CEO and Chairman is an effective structure for the Board to understand the risks associated with the Company's strategic plans and objectives. Additionally, maintaining an independent Board with a lead independent director permits open discussion and assessment of the Company's ability to manage these risks.

Stockholder Communications With the Board

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	57	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"), since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.
Timothy J. FitzGerald	44
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	57
		Chief Operating Officer of the Company's Commercial Foodservice Equipment Group since March 2009. President, Pitco Frialator, Inc. from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Martin M. Lindsay	49	Corporate Treasurer and Assistant Secretary of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's executive officers identified in the Summary Compensation Table as the "Named Executive Officers." The CD&A also provides analysis with respect to the compensation disclosed in the tables that follow.

The Compensation Committee of the Board (the "Committee") during the course of 2013 was composed of the following outside directors, each of whom is "independent" in accordance with the governance rules of the NASDAQ Stock Market: John R. Miller III, Chairman, Gordon O'Brien, and Sarah Palisi Chapin, who joined the Committee upon being appointed to the Board in November 2013. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board and approving, where appropriate, all matters related to executive and non-employee director compensation.

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals. This summary contains a discussion of our 2013 performance, our 2013 executive compensation highlights, and our prior year say on pay results.

2013 Company Performance

The executive team led by Mr. Bassoul, our CEO, has driven the performance of the Company, outperforming its peers in many respects. For example, our 2013 financial performance on Return on Equity ("ROE") and Total Shareholder Return ("TSR") was above the peer group median. The peer group for this purpose is discussed below on page              . On a three-year basis (FYE 2011—FYE 2013), the Company's TSR was 184% versus a peer group median TSR performance of 96.5%. Over the same period, the Company's average ROE was 20.5% versus a peer group median ROE of 13.0%. On a five-year basis (FYE 2009—FYE 2013), the Company's TSR was 779.1% versus a peer group median TSR of 234.3% and the Company's average ROE was 20.4% versus a peer group median ROE performance of 11.5%. This illustrates the strong performance of the executive team in the face of slow growth economic conditions.

Average Return on Equity	Total Shareholder Return

Note: TSR reflects annual rates of return reflecting price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends.

The chart below highlights the Company's financial performance over a ten-year period:

In addition to the financial achievements described and highlighted graphically above, the Company also:

  •
  Realized 37.6% growth in net revenue, with the Residential Kitchen Equipment Group contributing 22.3% of the revenue growth;

  •
  Successfully completed the acquisitions of Celfrost India, Market Forge, Automatic Bar Controls and substantially all of the former Viking Range distribution network;

  •
  Realized 11.1% organic growth in its Commercial Foodservice Equipment Group and 8.3% organic growth in its Food Processing Equipment Group;

  •
  Increased market penetration in emerging markets, such as India, Brazil and China;

  •
  Made additional investments in technologies designed to reduce energy usage, cooking times and operating costs, as well as decrease operator labor costs through automation;

  •
  Introduced a re-designed lineup of ranges, ovens, cooktops, built-in refrigerators and ventilation products for the Residential Kitchen Equipment Group; and

  •
  Leveraged existing international infrastructure to support worldwide sales and service of the Residential Kitchen Equipment Group.

Highlights of 2013 Compensation Program

  •
  Our compensation mix is a combination of base salary, annual bonus and long-term incentives. However, for 2013, the compensation mix for our Named Executive Officers consisted of base salary and a performance-based annual cash bonus, since no long-term incentive grants were made in 2013. As noted below, beginning in 2014 the Committee intends to grant long-term incentive awards on an annual basis to both the CEO and CFO.

  •
  Our annual and long-term incentive plans focus on increasing both earnings before interest, taxes, depreciation and amortization ("EBITDA") and EPS, without encouraging unnecessary or excessive risk-taking. The Committee and management have considered other performance metrics, but have determined that EBITDA and EPS directly link to the Company's business strategy, are measures by which the Company is commonly evaluated externally by analysts and investors, and are the best indicators of the Company's financial and operational performance.

  •
  As described above, none of the Named Executive Officers received a long-term incentive award in 2013 since the grants made in 2011 were intended to cover a three year performance period. On March 15, 2014, all of the 2011 awards vested based on the Committee's determination that three-year EBITDA and EPS goals were achieved in excess of the maximum growth target of 18% as of the end of the performance period.

  •
  As discussed and illustrated in the description of Compensation Programs, Objectives and Philosophy below, the compensation structure for our Named Executive Officers reflects our pay for performance philosophy as evidenced by the following:

  •
  Long-term incentive awards in recent years have been made solely in the form of performance stock, and

  •
  Fixed compensation (base salary) is a small portion of total direct compensation paid to the Named Executive Officers while variable pay (compensation that is "at risk" based on performance) comprises the bulk of total direct compensation paid to the Named Executive Officers.

Because of its desire to reinforce a performance-based culture and high-growth strategy, the Company emphasizes a pay mix that is comprised primarily of variable pay. As such, base salary makes up the smallest portion of total direct compensation for the CEO and CFO, with variable pay in terms of annual and long-term incentives accounting for the remaining portion. The mix varies by position, taking into account each position's ability to influence results. The following charts provide the 2013 mix for target total cash compensation (since no long-term grants were made in 2013):

2013 Target Compensation

Prior Year Say on Pay Results

At the May 14, 2013 stockholders' meeting, the "Advisory Vote on Executive Compensation" proposal (the "say on pay" vote) received the support of 48.5% of the votes cast, which includes abstentions but excludes broker non-votes. In response to this vote, we have re-examined the Company's approach to executive compensation. As described below in the section titled "Outreach Program to Institutional Stockholders," we have continued our significant investor outreach initiative to provide more information to our top institutional stockholders and to gather feedback from them. In addition, we have reviewed key aspects of our executive compensation and governance policies with the assistance of Meridian, our independent compensation advisor. In connection with these efforts, we have made substantial changes to our executive compensation policies and practices that reflect the views and advice of many major stockholders as well as Meridian. In particular, under the guidance and in cooperation with Mr. Bassoul, we have modified Mr. Bassoul's annual compensation opportunity for 2014 and provided more lucrative compensation packages for the Company's management team in a continued effort to build future stockholder value and incentivize performance.

Outreach Program to Institutional Stockholders

Periodically throughout each year, members of management communicate with stockholders on a variety of topics, including executive compensation. During 2013 and early 2014, management has directly contacted stockholders to follow-up regarding the significant changes to executive compensation implemented in 2013, and management intends to continue these outreach efforts after the filing of this proxy statement with the SEC. The purpose of our stockholder outreach program is to (i) understand the stockholders' perspective related to the low say on pay support level for our 2012 executive compensation programs, and (ii) provide additional rationale related to our current plan designs and how they have contributed to the substantial increase in stockholder value. We have also engaged FTI Consulting, a leading management consultancy, to assist with stockholder outreach efforts related to certain other topics.

Similar to last year, we commissioned an independent study conducted by FTI Consulting during the third quarter of 2013 focused on better understanding our stockholders' views regarding the Company's executive compensation program. Through this study, we received feedback, both through direct conversations as well as through the FTI Consulting study, from many of our largest stockholders representing approximately 45% of shares outstanding as of September 15, 2013.

Summary of Key Changes to Executive Compensation and Corporate Governance Practices

As a result of the stockholder outreach and recent corporate growth, Mr. Bassoul voluntarily recommended to the Compensation Committee to decrease his existing compensation arrangement in order to address feedback from the FTI Consulting Study, and encouraged the Compensation Committee to reallocate the excess compensation funds deeper into the management team of the Company in the form of incentive compensation. Mr. Bassoul's rationale to change his compensation arrangement was related to the Company's significant growth over the past five years reflected by the market capitalization growing from $463 million in 2008 to $4.6 billion in 2013 and increased headcount at the Company expanding from 1,779 employees in 2008 to 4,491 employees in 2013. In order to continue to drive outstanding operational performance it was necessary to reallocate the decreased compensation funds that Mr. Bassoul voluntarily agreed to into an incentive based compensation program across the entire worldwide management team. The resulting compensation changes developed a new executive compensation program with renewed emphasis on more challenging performance targets, a decrease in both the target and maximum annual cash bonus, and beginning in 2014, the replacement of the three-year LTIP stock grant in favor of an annual performance-based stock grant for the CEO and CFO.

Changes to Mr. Bassoul's 2014 Compensation Structure

Based on Mr. Bassoul's compensation recommendations the Compensation Committee implemented the following changes to the Company's executive compensation program beginning in 2014:

  •
  Increased the minimum cash bonus performance threshold up to 14%;

  •
  Reduced EPS target cash bonus compensation for the CEO from $3,000,000 to $875,000;

  •
  Reduced EPS maximum cash bonus compensation for the CEO from $4,000,000 to $1,750,000;

  •
  Reduced EBITDA target cash bonus compensation for the CEO from $3,000,000 to $875,000;

  •
  Reduced EBITDA maximum cash bonus compensation for the CEO from $4,000,000 to $1,750,000;

  •
  Decreased target cash bonus payouts for the CEO by over 70%;

  •
  Decreased maximum cash bonus payouts for the CEO by over 56%;

  •
  Changed the portion of at-risk pay to weigh more heavily towards stock performance—less on the cash bonus;

  •
  Replaced the three-year LTIP grant for the CEO and CFO with a one-year performance-based stock grant with a minimum annual payout only when both minimum EPS and EBITDA growth targets are achieved; and

  •
  Set the CEO's targeted long-term incentive grant value for 2014 at $1,625,000, with a highly leveraged maximum opportunity to earn up to 400% of the target number of shares for achieving significant financial results.

In addition to the changes to the Company's executive compensation programs, we have made significant changes to our corporate governance policies. Recent changes to the Company's corporate governance policies include the following:

  Corporate Governance Changes

  •
  Modified the long-term incentive grant process such that grants to the CEO and CFO are made on an annual basis beginning in 2014 (prior practice incorporated sporadic grants that were typically made every three years); this structure will enable the Compensation Committee to reward results tied to the Company's business goals for each year and will have the effect of lowering individual grant totals;

  •
  Adopted a formal, written Compensation Committee charter;

  •
  Adopted a majority voting standard for uncontested director elections;

  •
  Entered into new employment agreements with each of Mr. Bassoul and Mr. FitzGerald that, among other things:

  •
  Eliminated the modified single trigger related to change in control benefits; and

  •
  Eliminated the full excise tax gross-up related to change in control benefits and replaced it with an "alternative cap" which provides that the executive's severance and other payments would be reduced to the amount that would not be subject to the excise tax on excess parachute payments, or, if better on an after-tax basis, the after-tax amount of the payments, in each case, where the executive would be responsible for any tax obligations;

  •
  Increased the stock ownership requirement for the CEO from 3 time bases salary to 6 times base salary; and

  •
  Formed a Nominating Committee of our Board of Directors to further ensure independent oversight of our director election practices.

In addition to the approved actions above, the Company has committed to adopting a recoupment ("clawback") policy once final rules are established by the SEC.

We encourage you to read the CD&A for a detailed discussion and analysis of our executive compensation program, including information about the 2013 compensation of the Named Executive Officers described in the tables that follow.

Discussion and Analysis

Compensation Programs, Objectives and Philosophy

The Committee's compensation philosophy is to engage and promote competitive spirit amongst its employees at all levels to facilitate delivery of the best possible products to the market capable of maximizing market share within each product niche, thus ensuring the highest potential stock share price on the market for the Company's stockholders.

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Committee intends to provide compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

  •
  Link Executive Compensation with Operating Performance—The Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals described further below, in order to drive and increase stockholder value.

  •
  Link Executive Long-Term Incentive Compensation with Stockholder Interests—The Committee believes that granting long term equity based awards using stock options, restricted stock, stock appreciation rights, or performance stock, aligns the interests of Named Executive Officers with those of stockholders through stock ownership and furthers the Company's goal of executive retention by using time-based vesting of equity awards in certain cases. Long-term incentive compensation granted to our Named Executive Officers in recent years has been solely in the form of performance stock to align long-term incentives with both stockholder interests and directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives.

  •
  Facilitate a high-growth company strategy through a compensation program that rewards executives for exceptional growth in earnings, which then results in strong stock price performance and growth in market capitalization. Incentive compensation goals are set at "stretch" levels, resulting in awards that out-perform the market when company performance out-performs the market. Equity compensation, when granted, is typically "front-loaded" but only earned subject to achievement of strenuous earnings goals over a three-year period.

  •
  Performance-Based Compensation to Comply with Section 162(m) of the Code—Performance-based compensation provided to the Named Executive Officers subject to Section 162(m) of the Internal Revenue Code (the "Code") should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company's best interest to provide compensation that is not tax deductible.

Role of the Compensation Committee

The Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing, and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company's compensation and benefit plans, For additional information on the members, structure, scope of authority and operation of the Committee, see "Compensation Committee" and "Proposal No. 1—Election of Directors."

The Committee makes all decisions over total direct compensation for Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash-based incentive plan bonuses and long term equity incentive plan awards. The Committee's recommendations for compensation arrangements of Mr. Bassoul, our Chairman of the Board, CEO and President, are presented to the full Board for approval.

Compensation Decision-Making Process

The CEO annually reviews the performance of each executive officer. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on the CEO's review, the CEO develops a recommendation to the Committee for each executive's annual base salary, annual incentive plan opportunity and payout, and the basis for long term equity-based grants. The Committee uses the same methodology to establish the annual base salary, annual incentive plan opportunity and payout, and long-term incentive award for the CEO. For Mr. Bassoul's 2014 compensation structure, the Committee reviewed external pay data developed by Meridian referencing two different peer groups, as discussed below.

With respect to annual cash bonus awards, the Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual performance bonus to be paid. Target performance levels are set to be in line with the Company's annual budget and growth objectives and are presented by the CEO to the Board for review and approval. The total direct compensation of Named Executive Officers and senior management of the Company are set at levels intended to be competitive in order to retain the executive talent that has driven the historically strong performance of the company and attract new talent to continue strong performance and leadership.

The Committee determines compensation levels based on the discretionary judgment and experience of the committee members, with regards to the officers' experience in their respective roles, tenure with the Company, recent individual performance contributions, expected future performance contributions and critical retention needs. In setting compensation levels for the 2013 fiscal year, the Committee generally did not utilize external compensation data, surveys or indices as a basis for either the total direct compensation or a material portion of compensation paid to the Named Executive Officers. However, the Committee did review compensation data compiled by Meridian in connection with entering into an employment agreement with Mr. FitzGerald on March 21, 2013.

Development of the Peer Group

The Committee has developed a peer group of 13 companies in comparable industries (the "Proxy Peer Group") with median revenues approximating those of the Company at that time, for purposes of serving as a reference point for compensation levels, rather than a formula for establishing specific pay levels. The Proxy Peer Group was not intended to supplant Committee judgment. Grant Thornton LLP, the Committee's consultant in 2010, provided competitive analysis of the senior executive officers based on the Proxy Peer Group, and supplemental market data obtained from national general industry compensation surveys, which provided the Committee with a general understanding of compensation practices relative to base salaries, annual incentives and long-term incentives at that time. The Committee did not engage in formal benchmarking in setting executive compensation in 2011 or 2012.

The companies included in the Proxy Peer Group (whose median 2012 revenues were $1.122 billion)are listed in the table below.

Company
Barnes Group Inc.	IDEX Corporation
Chart Industries, Inc.	John Bean Technologies Corporation
Circor International, Inc.	Kaydon Corporation.
Clarcor Inc.	The Manitowoc Company.
Colfax Corporation.	Papa John's International Inc.
Dover Corporation.	Standex International Corporation.
Graco Inc.

Peer Group Use in 2013

In reviewing the 2013 compensation structure for Mr. FitzGerald, the Committee reviewed compensation data compiled by Meridian in late 2012 for the CFO positions at companies in the Proxy Peer Group identified above. The Committee considered the peer group pay data as one point of reference, but also utilized its judgment relative to Mr. FitzGerald's role and responsibilities, including its assessment that the scope of his duties were significantly greater than the typical duties of a CFO.

In reviewing the 2014 compensation structure for Mr. Bassoul, the Committee reviewed compensation data compiled by Meridian in July 2013 for the CEO positions at companies in the Proxy Peer Group. In addition, the Committee asked Meridian to develop a second peer group comprised of "high-performing" companies of similar revenue size, based on several financial performance metrics including sales growth, operating income growth, net income growth, return on invested capital, and total shareholder return. The Committee wanted to consider the compensation opportunity provided to CEOs at companies that achieved exceptional long-term financial results similar to that of the Company. The resulting "High-Performing Peer Group" included 19 companies with median 2012 revenues of $1.014 billion. The companies in the High-Performing Peer Group (along with their respective 2012 revenues) are listed in the table below. With the support and cooperation of Mr. Bassoul, the Committee reviewed the compensation data for both peer groups, as well as feedback obtained from shareholder outreach efforts. Under Mr. Bassoul's leadership, over the past five years the Company delivered a total shareholder return of 779.1% and annual average Return on Equity of 20.4% despite a challenging economic environment. Notwithstanding the superior performance of the executive team (in particular, Mr. Bassoul) and the substantial increase in stockholder value versus this peer group over the last ten years, Mr. Bassoul suggested and encouraged the Committee to restructure his compensation opportunity for 2014. The modified 2014 pay opportunity for Mr. Bassoul resulted in target total compensation that approximates the 75th percentile of the peer companies.

($ millions)

Company	FYE 2012 Revenues	Company	FYE 2012 Revenues
American Railcar Industries Inc.	$712	Lindsay Corporation	$551
AZZ Incorporated	$571	MasTec, Inc.	$3,727
B/E Aerospace, Inc.	$3,085	MSC Industrial Direct Co., Inc.	$2,356
Chart Industries, Inc.	$1,014	MYR Group Inc.	$999
Ducommun Incorporated	$747	Titan International, Inc.	$1,821
Dxp Enterprises, Inc.	$1,097	Titan Machinery, Inc.	$2,198
Franklin Electric Co., Inc.	$891	Transdigm Group Incorporated.	$1,700
Freightcar America, Inc.	$677	Valmont Industries, Inc.	$3,030
Graco Inc.	$1,012	Westinghouse Air Brake Technologies Corporation	$2,391
Lincoln Educational Services Corporation	$403
The Middleby Corporation.	$1,038	Peer Group Median	$1,014

The Elements of the Company's Compensation Program

The Company's compensation program is generally divided into three elements: (1) base salary, (2) annual performance incentive programs and (3) long term equity-based incentive programs awarded periodically. We use the mix of these elements to emphasize pay for performance. Using the elements of total direct compensation, we also recognize the different value brought by individual jobs within the Company. As a general rule, our CEO and CFO have the greatest responsibility for the operation and performance of the business and, accordingly, such individuals receive the most potential upside in their compensation, but also the most compensation at risk, depending on financial performance.

Base Salary

Base salary levels and any annual salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. The table below sets forth the base salary levels and associated changes for Named Executive Officers for the 2013 fiscal year. The Committee determined that no changes were necessary for the 2013 fiscal year, except for an increase for Mr. FitzGerald. The Committee determined to increase Mr. FitzGerald's base salary for 2013 in connection with the employment agreement entered into on March 21, 2013. The Committee determined to increase Mr. FitzGerald's base salary to $575,000 based on several factors, including:

  •
  The scope of Mr. FitzGerald's duties and responsibilities extend beyond that of a traditional CFO;

  •
  Mr. FitzGerald's unique ability to identify and synergize the Company's numerous acquisitions and to achieve exceptional margins; and

  •
  Mr. FitzGerald's knowledge of the industry and proven ability to foster organic growth.

Named Executive Officer	2012 Base Salary	2013 Base Salary	% Change
Selim A. Bassoul	$1,000,000	$1,000,000	0%
Timothy J. FitzGerald	$400,000	$575,000	44%
David Brewer	$400,000	$400,000	0%
Martin M. Lindsay	$140,000	$140,000	0%

Annual Performance-Based Incentive Programs

Value Creation Incentive Plan

In 2011, the Board adopted a cash-based incentive compensation plan designed to allow performance-based compensation to qualify as such under Section 162(m) of the Code. The Value Creation Incentive Plan ("VCIP") enables the Company to establish stringent performance conditions for payment with respect to multiple goals, provides the Committee with the flexibility to address changing business needs, and allows the Company to continue to take advantage of tax deductions for compensation paid for achievement of performance goals. The VCIP is intended to provide an incentive for superior performance and to motivate eligible employees toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers.

The Committee has the discretion to determine which of the Named Executive Officers are eligible to participate in the VCIP. During 2013, each of the Named Executive Officers participated in the VCIP. Payment of VCIP awards are made subject to the attainment of the pre-established written performance goals approved by the Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2013, the performance goals were based upon achievement of dual EBITDA and EPS goals for the fiscal year.

As discussed above, the Committee and management have determined that EBITDA and EPS are the most appropriate goals by which to measure and reward company performance as they directly link to the Company's business strategy, reflect how the Company is evaluated externally, and are the strongest indicators of financial and operational success. As established by the Committee, a threshold level of performance was required to be met on both the EBITDA and the EPS metrics in order for any bonus to be earned; if performance was below threshold on either or both metrics, no bonus would be earned. Tiered performance goals above the threshold EBITDA and EPS goals were established, which if met, lead to an incrementally higher annual bonus.

EBITDA and EPS goals are set annually based on an analysis of historical growth rates of each metric, as well as an analysis of industry and analyst growth expectations. As shown in the summary table below, each metric was weighted at 50%.

The following table shows 2013 actual EBITDA and EPS as compared to the target EBITDA and EPS goals and the corresponding payout to each named executive officer.

Name	Target Payout ($)	Maximum Payout ($)	Target Performance	Maximum Performance	Actual Performance	Actual Payout ($)
Selim A. Bassoul	3,000,000	4,000,000	EPS Growth + 16%	EPS Growth + 20%	+26% Growth	4,000,000
	3,000,000	4,000,000	EBITDA Growth + 16%	EBITDA Growth + 20%	+34% Growth	4,000,000
Timothy J. FitzGerald	937,500	1,250,000	EPS Growth + 16%	EPS Growth + 20%	+26% Growth	1,250,000
	937,500	1,250,000	EBITDA Growth + 16%	EBITDA Growth + 20%	+34% Growth	1,250,000
David Brewer	150,000	200,000	EPS Growth + 16%	EPS Growth + 20%	+26% Growth	200,000
	150,000	200,000	EBITDA Growth + 16%	EBITDA Growth + 20%	+34% Growth	200,000
Martin M. Lindsay	69,375	92,500	EPS Growth + 16%	EPS Growth + 20%	+26% Growth	92,500
	69,375	92,500	EBITDA Growth + 16%	EBITDA Growth + 20%	+34% Growth	92,500

Target bonus amounts for each named executive officer were established by the Committee using its judgment as to appropriate levels of incentive compensation that would be potentially paid to executives relative to the stockholder value created by achieving EBITDA, EPS, or sales performance goals. For 2013, actual EBITDA achieved was $296.7 million and actual EPS was $8.21. Performance of each metric exceeded the maximum goal, and each of the Named Executive Officers earned the maximum payout level.

EBITDA is determined by the Committee in accordance with Generally Accepted Accounting Principles, subject to adjustment to reflect the impact of specific extraordinary items not reflected in the goals. Under the VCIP, the EBITDA calculation does not include foreign exchange gains/losses and does include all bonuses and incentive compensation payable, including VCIP payments, to Company employees for the applicable year.

Payments of VCIP bonuses, if any, are made after the completion of the Company's fiscal year end audit and only after the Committee certifies, in writing, that the goals with respect to which VCIP payments are to be made have been attained.

The bonus awarded to each Named Executive Officer in respect of 2013 performance under the VCIP is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below.

Long Term Equity-Based Incentive Programs

2011 Long-Term Incentive Plan and 2007 Stock Incentive Plan

Long-term incentive awards are made periodically as deemed appropriate by, and at the discretion of, the Committee. Prior to 2014, the Committee had not established a schedule or pattern for granting long-term incentives. Beginning in 2014, the Committee intends to award long-term incentives on an annual basis to the CEO and CFO. No long-term incentives were granted in 2012 or 2013 to any of the named executive officers due to the Committee's objective of providing "front-loaded" equity awards subject to vigorous performance criteria. The Committee last awarded long-term incentives in 2011, subject to performance over the three-year period of 2011 through 2013, as described below.

Long-term incentive awards are granted through the 2011 Long-Term Incentive Plan ("LTIP"), an equity-based incentive plan, which was approved by the Company's stockholders effective May 8, 2011. The LTIP encourages Named Executive Officers, non-employee Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers, Board members and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the LTIP.

The Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Committee regarding award levels for executive officers other than the CFO. The Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

As noted above, the Committee did not grant long-term incentive awards in 2013 in consideration of the performance stock granted in 2011 which was subject to multi-year EBITDA and EPS growth goals. The goals were set based on an analysis of historical growth in EBITDA and EPS, as well as an analysis of industry and analyst growth expectations. The Committee determined the overall size of the long-term incentive award for each Named Executive Officer, including the CEO and CFO, based on the Committee's discretionary judgment and evaluation of the rigor of, and stockholder value created by, the three-year earnings goals, taking into account that the Committee had not typically awarded long-term incentives annually. As noted above, on March 15, 2014, all of the 2011 awards vested based on the Committee's determination that the three-year EBITDA and EPS goals were achieved in excess of the maximum growth target of 18% as of the end of the performance period.

The following chart illustrates the threshold, target and maximum performance goals, the level of performance achieved at the end of the performance period, and resulting payout at the end of the 2011 - 2013 performance period.

Note: EBITDA and EPS presented in the table above represent three-year cumulative results. The annualized growth percentages represent the annual growth in EBITDA and EPS over the 2011 fiscal year end results.

The Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Committee regarding award levels for executive officers other than the CFO. The Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

Stock ownership requirement.

The Company requires Named Executive Officers and senior executives to maintain a minimum multiple of base salary in the form of Common Stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary multiples are set by the Committee and are set at levels consistent with the individual's level of responsibility within the Company. If a participant in the Company's annual performance-based incentive plans meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their annual bonus. If a participant does not meet the applicable stock ownership requirement, then a maximum of one-third of his or her annual bonus will be used to purchase common stock on the participant's behalf. This policy will continue under all annual performance- based incentive plans maintained by the Company.

Stock ownership requirements of the Named Executive Officers as of December 28, 2013, are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	6 × base salary	24,743	328,788
Timothy J. FitzGerald	2 × base salary	4,743	103,962
David Brewer	2 × base salary	3,299	6,258
Martin M. Lindsay	2 × base salary	1,155	29,286

Footnotes:

No Backdating.    The Company does not backdate stock options or grant stock options retroactively. All grants to any Company employee are approved by the Committee and are presented to the full Board for final approval. The exercise price of a stock option is set at the fair market value of the underlying Common Stock, which is equal to the closing market price of such stock on the date of grant and this method has been consistently applied.

Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows. Upon the CEO's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and the Age 60 Retirement Benefit, payable for the remainder of his life. Mr. Bassoul is currently age 57 and is vested in the pension benefits provided under his employment agreement. The estimated monthly retirement benefit payable to the CEO based on his base salary as of December 28, 2013, would be $41,666 at the retirement age of 57, $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65. The CEO and his dependents are generally entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

The Company does not provide a defined benefit pension plan for the named executive officers other than the CEO.

Limited Perquisites

The Named Executive Officers and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual, but in no event exceeds ten thousand dollars per fiscal year. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to certain of its executive officers. The Committee believes that its employment agreements are crucial to the success of the

Company in retaining the services of Mr. Bassoul, our Chairman, CEO and President, and Mr. FitzGerald, our CFO. The Company's employment agreement with Mr. Bassoul, entered on January 21, 2013, provides for an employment term through December 31, 2017. The Company's employment agreement with Mr. FitzGerald, entered on March 21, 2013, provides for an employment term ending on December 31, 2017.

2014 Compensation Awards and Decisions

On February 24, 2014, the Company made awards of restricted stock to each of the Named Executive Officers as follows: Mr. Bassoul, 24,678 shares, Mr. FitzGerald, 10,441 shares, Mr. Brewer, 8,000 shares, and Mr. Lindsay, 2,500 shares. These awards were made pursuant to the terms of the Company's 2011 Long-Term Incentive Plan. In the case of Mr. Bassoul and Mr. FitzGerald, the shares will only vest based on the achievement of specified EBITDA and EPS goals over a one-year period. In the case of Mr. Brewer and Mr. Lindsay, the shares will only vest based on the achievement of specified cumulative EBITDA and EPS goals over a three-year period. For the Company's fiscal year ending January 3, 2015, Mr. Lindsay's base salary was increased from $140,000 to $180,000 and Mr. Brewer's base salary was increased from $400,000 to $525,000.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company's compensation payments to the CEO and its three other most highly compensated executive officers other than the CFO. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2011 grants of performance stock under the Company's 2007 Long-Term Incentive Plan and the 2013 annual incentive awards made to Messrs. Bassoul, FitzGerald and Lindsay under the Company's annual performance-based incentive plans were subject to, and made in accordance with, the Committee's pre-established performance goals, as required in order to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

Risk Assessment Regarding Company Compensation Program

The Committee, together with the Chairman of the Audit Committee and executive management, have considered risks arising from the Company's compensation policies and practices for its employees and have concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In connection with the Company's adoption of performance-based compensation for its employees, an important objective of the Committee was ensuring that none of the targets would pose excessive risks.

The Committee discussed the relationship between the Company's compensation and benefits program and its risk profile with input from the Chairman of the Audit Committee and executive management. During its review, the Committee focused upon our short-term incentives, long-term incentives and change in control benefits as having the greatest potential to create incentives for individual or collective risk-taking. Following a thorough review of these and other components of the Company's compensation and benefit program, the Committee determined that the program does not create any incentives with respect to individual or collective behavior that are reasonably likely to have a material adverse effect upon either the Company's risk profile or the Company's overall approach to risk management. The current executive compensation program includes several "risk mitigating" elements, such as stock ownership requirements for its CEO and officers, the use of multiple performance metrics in incentive plans along with limitations on the payouts that can be earned through the incentive plans. The Committee believes that the new compensation structure for the CEO and the move away from larger grants of performance stock with multi-year performance cycles will further mitigate risks.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the Committee recommends to the Company's Board that the CD&A be included in these proxy materials.

The Compensation Committee: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2013

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the two other executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2013, 2012 and 2011, respectively, to the extent such person was a Named Executive Officer in the applicable fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)		Total ($)
Selim A. Bassoul	2013	1,000,000	—	—	—	8,000,000	(2)	—	(4)	72,241	(5)	9,072,241
Chairman of the Board,	2012	1,000,000	—	—	—	8,000,000		1,426,724		81,396		10,508,120
President and Chief	2011	1,000,000		17,996,000	—	8,000,000		609,393		84,191		27,689,585
Executive Officer
Timothy J. FitzGerald	2013	575,000	—	—	—	2,500,000	(6)	—		6,895	(7)	3,081,895
Vice President and Chief	2012	400,000	—	—	—	2,100,000		—		6,795		2,506,795
Financial Officer	2011	400,000	—	7,198,400	—	2,100,000		—		6,533		9,704,933
David Brewer	2013	400,000	—	—	—	400,000	(8)	—		10,345	(9)	810,345
Chief Operating Officer	2012	400,000	—	—	—	400,000		—		8,399		808,399
	2011	400,000	—	—	—	400,000		—		7,399		807,399
Martin M. Lindsay	2013	140,000	—	—	—	185,000	(10)	—		6,166	(11)	331,166
Corporate Treasurer	2012	140,000	—	—	—	185,000		—		3,818		328,818
	2011	140,000	—	359,920	—	185,000		—		5,381		690,301

(1)
The amounts reported in the "Stock Awards" column of the table for 2011 reflect the fair value on the grant date of the performance based stock awards granted to our Named Executive Officers during 2011 based upon the probable achievement under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2011 amounts are described in Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012. No "Stock Awards" were made to the Named Executive Officers in either 2013 or 2012.

The grant date fair value of performance stock awards granted to each of our Named Executive Officers during 2011 as shown in the table above reflects the maximum level of performance.

(2)
Mr. Bassoul's 2013 Non-Equity Incentive Plan Compensation consists of $8,000,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(3)
Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but before the date on which he attains the age of 60 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains the age of 65 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life. The present value of the accumulated pension benefit assumes a retirement age of 60, and discount rate of 4.72%, retirement income of $1.0 million, and a length of pension payout of 30 years.

(4)
The present value of Mr. Bassoul's nonqualified defined benefit pension benefit decreased by $170,496 due to an increase in the discount rate used to calculate the value of the Company's pension plans.

(5)
All Other Compensation amounts in 2013 for Mr. Bassoul include $21,394 for a Company-provided automobile, $40,501 for financial planning assistance, a $1,375 Company contribution to a health savings account, $3,870 of Company paid life insurance premiums and a 401(k) Company matching contribution of $5,100. The incremental cost to the Company with respect to the Company-owned automobile provided to Mr. Bassoul is estimated to be less than the $21,394 included in the table, which represents the taxable income imputed to Mr. Bassoul for his personal use of the automobile.

(6)
Mr. FitzGerald's 2013 Non-Equity Incentive Plan Compensation consists of $2,500,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(7)
All Other Compensation amounts in 2013 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $420 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $5,100.

(8)
Mr. Brewer's 2013 Non-Equity Incentive Plan Compensation consists of $400,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(9)
All Other Compensation amounts in 2013 for Mr. Brewer include a $1,375 Company contribution to a health savings account, $3,870 in Company paid life insurance premiums and a 401(k) Company matching contribution of $5,100.

(10)
Mr. Lindsay's 2013 Non-Equity Incentive Plan Compensation consists of $185,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(11)
All Other Compensation amounts in 2013 for Mr. Lindsay include a $1,375 Company contribution to a health savings account, $230 in Company paid life insurance premiums and a 401(k) Company matching contribution of $4,562.

Employment Agreements with Named Executive Officers

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on January 21, 2013. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a term ending on December 31, 2017. Under the agreement, Mr. Bassoul receives an annual base salary of $1,000,000 and is eligible to participate in the VCIP.

Mr. Bassoul's employment agreement also provides for a Company-provided automobile, which is described in footnote 4 to the "Summary Compensation Table", and a nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2013."

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Timothy J. FitzGerald

The Company and MM entered into an amended and restated employment agreement with Timothy J. FitzGerald, the Company's Vice President and Chief Financial Officer, effective on March 21, 2013. Mr. FitzGerald's employment agreement has a four-year and ten month term and will continue until December 31, 2017, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary of $575,000, effective as of January 1, 2013.

Mr. FitzGerald's employment agreement provides that he is eligible to participate in and earn an annual bonus under the management incentive programs adopted by the Company from time to time, subject to the terms and conditions of such programs, based on Mr. FitzGerald's achievement of performance targets established in the sole discretion of the Company.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards in Fiscal Year 2013

The following table sets forth information concerning cash incentive opportunities and grants of performance restricted stock and options made to Named Executive Officers during the 2013 fiscal year. The grant date set forth below is the date that the Board granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2)	2,000,000	3,000,000	4,000,000	—	—	—	—	—	—
	(3)	2,000,000	3,000,000	4,000,000	—	—	—	—	—	—

Timothy J. FitzGerald	(2)	625,000	937,500	1,250,000	—	—	—	—	—	—
	(3)	625,000	937,500	1,250,000	—	—	—	—	—	—

David Brewer	(2)	100,000	150,000	200,000	—	—	—	—	—	—
	(3)	100,000	150,000	200,000	—	—	—	—	—	—

Martin Lindsay	(2)	46,250	69,375	92,500	—	—	—	—	—	—
	(3)	46,250	69,375	92,500	—	—	—	—	—	—

(1)
These columns represent the annual cash award opportunities for each Named Executive Officer under the VCIP. The actual payouts under the plans for 2013 performance were approved on February 24, 2014, and are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table".

(2)
Award granted pursuant to the VCIP utilizing Earnings Per Share ("EPS") performance metrics. The threshold metric requires EPS growth of 12%, the target metric requires EPS growth of 16%, and the maximum metric requires EPS growth of 20%. EPS is defined as actual fiscal 2013 EPS, excluding any unusual charges related to acquisitions or restructuring reported by the Company on a diluted basis.

(3)
Award granted pursuant to the VCIP utilizing Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") performance metrics. The threshold metric requires EBITDA growth of 12%, the target metric requires EBITDA growth of 16% and the maximum metric requires EBITDA growth of 20%.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table sets forth certain information concerning outstanding stock options and stock awards held by each of the Named Executive Officers under the 1998 Stock Incentive Plan, 2007 Stock Incentive Plan and Long Term Incentive Plan on December 28, 2013, the end of the 2013 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(a)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Selim A. Bassoul		—	—			—	—	19,858	(1)	4,815,565
		—	—			—	—
		—	—			—	—
								200,000	(2)	48,500,000
Timothy J. FitzGerald								80,000	(3)	19,400,000
David Brewer	—	—	—	—	—	—	—			0
	—	—	—	—	—	—	—
Martin M. Lindsay								4,000	(4)	970,000

(1)
On March 8, 2007, Mr. Bassoul was awarded 139,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in seven equal installments if the 30 day average closing price of Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011 ("2008 Tranche"), at or above $70 between January 1, 2009 and January 1, 2012 ("2009 Tranche"), at or above $77.50 between January 1, 2010 and January 1, 2013 ("2010 Tranche"), at or above $87.50 between January 1, 2011 and January 1, 2014 ("2011 Tranche"), at or above $100 between January 1, 2012 and January 1, 2015 ("2012 Tranche"), at or above $100 between January 1, 2013 and January 1, 2016 ("2013 Tranche") and at or above $100 between January 1, 2014 and January 1, 2017 ("2014 Tranche"). On December 29, 2009 a total of 39,714 shares of this grant were forfeited representing a surrender of all rights of the underlying shares under the 2009 Tranche and 2010 Tranche. On January 1, 2014, a total of 19,858 shares vested.

(2)
On March 28, 2011, Mr. Bassoul was awarded 200,000 shares of performance-based restricted stock. The award provided for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award was January 1, 2011, to December 31, 2013. On December 28, 2013, all shares related to this award remained unvested. However, on March 15, 2014, all shares related to this award vested.

(3)
On March 28, 2011, Mr. FitzGerald was awarded 80,000 shares of performance-based restricted stock. The award provided for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award was January 1, 2011, to December 31, 2013. On December 28, 2013, all shares related to this award remained unvested. However, on March 15, 2014, all shares related to this award vested.

(4)
On March 28, 2011, Mr. Lindsay was awarded 4,000 shares of performance-based restricted stock. The award provided for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award was January 1, 2011, to December 31, 2013. On December 28, 2013, all shares related to this award remained unvested. However, on March 15, 2014, all shares related to this award vested.

Option Exercises and Stock Vested for Fiscal Year 2013

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the 1998 Stock Incentive Plan, 2007 Stock Incentive Plan, and 2011 Long Term Incentive Plan during the 2013 fiscal year by each of the Named Executive Officers. Options awarded under the plans become exercisable in accordance with the terms of the grant and generally have a ten year term.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selim A. Bassoul	310,212	47,839,121	19,857	$2,545,866
Timothy J. FitzGerald	—	—		—
David Brewer	—	—	4,000	512,840
Martin Lindsay	—	—	—	—

Pension Benefits for Fiscal Year 2013

Pursuant to his employment agreement (described above under the heading "Employment Agreements with Named Executive Officers"), Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but prior to the date on which he attains age 60 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. Mr. Bassoul is age 57 and is currently eligible for this benefit. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains age 65 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary (the "Age 65 Retirement Benefit"), in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life.

The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 28, 2013, would be $41,666 at the retirement age of 56, $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65, assuming a base salary of $1,000,000, as currently in effect.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	9	$8,814,724	(2)	—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	9	564,318	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than the Named Executive Officer's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 60, a discount rate of 4.72%, retirement income of $1.0 million, and a length of pension payout of 30 years.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 60, a discount rate of 4.72%, and a length of benefit period of 30 years.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company and MM, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Bassoul's employment may be terminated by the Company or by Mr. Bassoul at any time, or by the death of Mr. Bassoul.

In the event that the termination is by the Company for reasons other than cause or due to his death or disability, Mr. Bassoul's employment agreement provides that a pro rata share of incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Bassoul following the conclusion of the fiscal year for which payable, based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Bassoul's employment without cause or if Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, then Mr. Bassoul will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary and (ii) an amount equal to the greater of (x) the amount of incentive compensation earned by Mr. Bassoul under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the VCIP (or, if applicable, the Management Incentive Compensation Plan ("MICP") previously in effect) for each of the three calendar years immediately prior to the date of termination (the "Severance Amount"). Notwithstanding the foregoing, the Severance Amount is capped at $13,500,000 pursuant to the employment agreement.

Mr. Bassoul's employment agreement also provides that if his employment is terminated by either party, for any reason, then Mr. Bassoul and his dependents will be entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under "Pension Benefits for Fiscal Year 2013."

In the event that any amount payable to Mr. Bassoul is deemed under the Code to be made in connection with a change in control of the Company, and such payments would result in imposition of the excise tax imposed under the Code on "excess parachute payments," (the "Excise Tax"), the employment agreement provides that Mr. Bassoul's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Bassoul.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers", Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

Mr. FitzGerald's employment agreement provides the following severance benefits. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) an amount equal to the greater of (x) the amount of his annual bonus paid under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the VCIP (or, if applicable, the MICP previously in effect) for each of the three calendar years immediately prior to the year of termination.

In the event that any amount payable to Mr. FitzGerald is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. FitzGerald's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

Under Equity Incentive Plans

Upon termination of employment for reasons other than disability or death, each of the Named Executive Officers would be entitled to exercise any then-vested outstanding stock options for a period of three months following such termination of employment.

In the event of the disability or death of the Named Executive Officer, the executive or his estate or beneficiary, as the case may be, would be entitled to exercise any then-vested outstanding stock options for a period of one year following such termination event. None of the Named Executive Officers currently hold any outstanding stock options.

On March 28, 2011, the Company granted performance share awards to Mr. Bassoul, Mr. Fitzgerald, and Mr. Lindsay in respect of the performance period commencing on January 1, 2011, and ending on December 31, 2013. In the event of a termination of employment by the Company other than for cause or in the case of Mr. Bassoul, in the event he resigned due to a diminution of duties in accordance with the terms of his employment agreement, the performance share award would have immediately vested in that number of shares that would have vested based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to December 31, 2013, taking into account the length of the shortened performance period in comparison to the original three year period), pro rated for the number of days the executive officer worked through the date of termination. In the event of a change in control, as defined in the Company's 2011 Long-Term Incentive Plan, the performance share award would have immediately vested in the greater of (i) the target number of shares or (ii) the number of shares that would have vested based on actual performance measured immediately prior to date of the change of control (and extrapolated to December 31, 2013, taking into account the length of the shortened performance period in comparison to the original three year period).

As discussed in the Compensation Discussion and Analysis and in the footnotes to the "Outstanding Equity Awards at 2013 Fiscal Year End" table, on March 15, 2014, all of the 2011 performance share awards vested based on the Committee's determination that the EBITDA and EPS goals were achieved in excess of the 18% maximum target as of the end of the performance period. Accordingly, the value of accelerated restricted stock shown in the tables below excludes the 2011 performance share awards.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 28, 2013, the last day of our 2013 fiscal year and are based on the applicable executive's current employment terms.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties		Change in Control
Selim A. Bassoul(1)	Cash Severance	$13,500,000		$13,500,000		$0

	Accelerated Vesting of Restricted Stock	$0	(2)	$0	(2)	$0	(2)

	Total	$13,500,000		$13,500,000		$0

Timothy J. FitzGerald	Cash Severance	$8,425,000		$8,425,000		$0

	Accelerated Vesting of Restricted Stock	$0	(3)	—	(3)	$0	(3)

	Total	$8,425,000		$8,425,000		$0

David Brewer	Cash Severance	$0		$0		$0

	Accelerated Vesting of Restricted Stock	$0	(4)	$0		$0	(4)

	Total	$0		$0		$0

Martin M. Lindsay	Cash Severance	$0		$0		$0

	Accelerated Vesting of Restricted Stock	$0	(5)	$0		$0	(5)

	Total	$0		$0		$0

(1)
Mr. Bassoul is currently early retirement-eligible. Upon a termination of Mr. Bassoul's employment, Mr. Bassoul would also become entitled to a monthly retirement benefit equal to approximately $41,666, assuming in each case that the termination occurred on December 28, 2013, and based on his current base salary of $1,000,000. Mr. Bassoul is fully vested in this pension benefit. The pension arrangements, including the benefits payable upon Mr. Bassoul's normal retirement, are described in more detail under the heading "Pension Benefits for Fiscal Year 2013" above.

(2)
Does not include 19,858 shares that vested on January 1, 2014 and 200,000 shares that vested on March 15, 2014, subsequent to the end of the Company's 2013 fiscal year. Does not include 24,678 shares of restricted performance stock granted on February 24, 2014, subsequent to the end of the Company's fiscal year end. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (6,170) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause or by Mr. Bassoul due to a material diminution in duties, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination or, if later, as of March 31, 2014 (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro rated for the number of days worked through the date of termination.

(3)
Does not include 80,000 shares that vested on March 15, 2014, subsequent to the end of the Company's 2013 fiscal year. Does not include 10,441 shares of restricted performance stock granted on February 24, 2014, subsequent to the end of the Company's fiscal year end. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (2,610) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination or, if later, as of March 31, 2014 (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro rated for the number of days worked through the date of termination.

(4)
Does not include 8,000 shares of restricted performance stock granted on February 24, 2014, subsequent to the end of the Company's fiscal year end. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (2,000) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination or, if later, as of October 31, 2014 (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro rated for the number of days worked through the date of termination.

(5)
Does not include 4,000 shares that vested on March 15, 2014, subsequent to the end of the Company's 2013 fiscal year. Does not include 2,500 shares of restricted performance stock granted on February 24, 2014, subsequent to the end of the Company's fiscal year end. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (625) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination or, if later, as of October 31, 2014 (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro rated for the number of days worked through the date of termination.

Director Compensation for Fiscal Year 2013

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board who were not employees of the Company during the 2013 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sarah Palisi Chapin	$—	(3)	—	(4)	—	—	—	—
Compensation Committee
Member
Robert B. Lamb	55,000	(1)			—	—	—	55,000
Audit Committee Member
John R. Miller III	65,000	(1)			—	—	—	65,000
Compensation Committee
Chairman
Gordon O'Brien	55,000	(1)(2)			—	—	—	55,000
Lead Independent Director and
Compensation Committee
Member
Philip G. Putnam	65,000	(1)			—	—	—	65,000
Audit Committee Chairman
Sabin C. Streeter	55,000	(1)			—	—	—	55,000
Audit Committee Member

(1)
Beginning January 1, 2011, each nonemployee director of the Company received an annual retainer of $55,000 with the respective Audit and Compensation Committee Chairmen receiving an additional $10,000 annual retainer. Beginning with the fiscal year ending January 3, 2015, however, each nonemployee director will receive an annual retainer of $65,000, with the exception of Mr. O'Brien, whose retainer will remain at $55,000. Additionally, beginning with the fiscal year ending January 3, 2015, the respective Audit and Compensation Committee Chairmen receive an additional $15,000 annual retainer and the Nominating Committee Chairman receives an additional $5,000 annual retainer.

(2)
Cash-based Board fees for Mr. O'Brien's services are paid directly to his employer, American Capital Strategies.

(3)
Ms. Chapin joined the Board in November of 2013 and did not receive director fees for the 2013 fiscal year. Beginning in 2014, Ms. Chapin's annual Board compensation will be $65,000.

(4)
No stock awards were made to members of the Board in 2013. On February 24, 2014, however, the lead independent director of the Board was awarded 650 shares of restricted stock and each other nonemployee member of the Board was awarded 500 shares of restricted stock pursuant to the 2011 Long-Term Incentive Plan. These shares will vest on March 15, 2015 based on continued service.

The number of stock options and stock awards outstanding as of December 28, 2013, for each non-employee member of the Board is as follows:

Director	Options	Restricted Stock(1)
Sarah Palisi Chapin	—	—
Robert B. Lamb	—	1,200
John R. Miller III	—	1,200
Gordon O'Brien	—	3,600
Philip G. Putnam	—	1,200
Sabin C.Streeter	—	1,200

(1)
Does not include 650 shares of restricted stock awarded to Gordon O'Brien and 500 shares of restricted stock awarded to each of the other nonemployee members of the Board on February 24, 2014, pursuant to the 2011 Long-Term Incentive Plan. These shares of restricted stock will vest on March 15, 2015 based on continued service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 14, 2014.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 14, 2014, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	353,466	(1)	1.8%
Timothy J. FitzGerald	114,403	(2)	*
David Brewer	14,258	(3)	*
Martin M. Lindsay	31,786	(4)	*
Sabin C. Streeter	13,700		*
John R. Miller III	12,500		*
Philip G. Putnam	4,700		*
Gordon O'Brien	15,725		*
Robert B. Lamb	5,500		*
Sarah Palisi Chapin	500		—
All directors and executive officers of the Company (10 individuals)	566,538		2.9%
Other 5% Holders:
Baron Capital Group, Inc.	1,337,814	(5)	7.0%
767 Fifth Avenue, 49th Floor
New York, NY 10153
The Vanguard Group	1,123,690	(6)	5.8%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock Inc.	1,043,895	(7)	5.4%
40 East 52nd Street
New York, NY 10022

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman, Chief Executive Officer and President of the Company. His holdings include 200,000 shares of performance-based restricted stock granted on March 28, 2011 (as noted herein, such shares subsequently vested on March 15, 2014), 24,678 shares of performance-based restricted stock granted on February 24, 2014, 62,930 held in trust for Mr. Bassoul's children, and 46,000 shares held by Mr. Bassoul's spouse as trustee.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 80,000 shares of performance-based restricted stock granted on March 28, 2011 (as noted herein, such shares subsequently vested on March 15, 2014), 10,441 shares of performance-based restricted stock granted on February 24, 2014, and 9,400 shares held by Mr. FitzGerald's spouse and children.

(3)
Mr. Brewer is Chief Operating Officer of the Company. His holdings include 8,000 shares of performance-based restricted stock granted on February 24, 2014.

(4)
Mr. Lindsay is the Corporate Treasurer of the Company. His holdings include 4,000 shares of performance-based restricted stock granted on March 28, 2011 (as noted herein, such shares subsequently vested on March 15, 2014), and 2,500 shares of performance-based restricted stock granted on February 24, 2014.

(5)
Based on a Schedule 13G filed with the SEC on February 14, 2014, by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron (collectively, "Baron"), Baron (a) has sole voting power with respect to no shares, (b) has shared voting power with respect to 1,231,814 shares and (c) has shared dispositive power with respect to 1,337,814 shares.

(6)
Based on a Schedule 13G filed with the SEC on February 11, 2014, by The Vanguard Group, The Vanguard Group (a) has sole voting power with respect to 26,733 shares, (b) has sole dispositive power with respect to 1,098,257 shares and (c) has shared dispositive power with respect to 25,433 shares.

(7)
Based on the Schedule 13G filed with the SEC on January 30, 2014, by Blackrock, Inc., Blackrock, Inc. (a) has sole voting power with respect to 988,717 shares and (b) has sole dispositive power with respect to all 1,043,895 shares.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	—	(1)	$—	550,000	(2)
Total				550,000

(1)
Does not include (i) 366,400 restricted shares that remain subject to a risk of forfeiture based on performance conditions issued under the 1998 Stock Incentive Plan and the 2007 Stock Incentive Plan as of December 28, 2013, (ii) 117,119 shares of performance-based restricted stock granted to certain employees of the Company on February 24, 2014 or (iii) 3,150 shares of restricted stock granted to non-employee directors of the Company on February 24, 2014. All options issued under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan have been exercised or otherwise forfeited and none of such options remain outstanding. No options or share-based awards were issued under the LTIP as of December 28, 2013, the last day of the Company's last completed fiscal year.

(2)
Represents shares issuable as of December 28, 2013, under the LTIP, the only equity compensation plan under which equity compensation awards may be issued in the future. On February 24, 2014, the Company granted a total of 117,119 shares of performance-based restricted stock to certain employees of the Company and 3,150 shares of restricted stock to non-employee directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 28, 2013, and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 28, 2013, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

Form 4 reports were filed one day late on behalf of (i) Mr. Bassoul for transactions that occurred on March 25, 2013, March 28, 2013, May 29, 2013, June 18, 2013, and July 10, 2013, pursuant to an existing 10b5-1 plan. Form 4 reports were not timely filed on behalf of (i) Mr. Bassoul for a restricted stock vesting that occurred on January 1, 2013, and for transactions that occurred on May 28, 2013, pursuant to an existing 10b5-1 plan, (ii) Mr. FitzGerald for transactions that occurred on August 28, 2013, September 4, 2013, and September 5, 2013 pursuant to existing 10b5-1 plans, (iii) Mr. Brewer for a transaction that occurred on September 9, 2013, and (iv) Mr. Putnam for a transaction that occurred on November 14, 2013. A Form 5 report was not timely filed on behalf of Mr. Bassoul for gift transactions that occurred on December 24, 2013. A Form 3 report was not timely filed on behalf of Ms. Chapin upon her appointment to the Board on November 5, 2013. Form 3, 4 and 5 reports were subsequently made to report each such transaction or event.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducts its oversight activities for the Company in accordance with duties and responsibilities outlined in the Audit Committee charter, approved by the Board on March 4, 2003, and modified on February 25, 2004, a copy of which is available under the "Investor Relations" section of the Company's website, located at www.middleby.com.

For the fiscal year ending December 28, 2013, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company's independent registered public accounting firm, Ernst and Young, LLP.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding Ernst and Young's, LLP communication with the Audit Committee concerning independence, and held discussions with Ernst and Young, LLP regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2013.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman,
Sabin C. Streeter, and
Robert Lamb

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 28, 2013, the Compensation Committee consisted of Messrs. O'Brien and Miller and, beginning in November 2013, Ms. Chapin, all of whom were "independent directors" of the Company and were not officers of the Company. Selim A. Bassoul, Chairman, President and CEO of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board. During 2013, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2013 and 2012 the Company retained its principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

	2013	2012
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$1,861,000	$959,000
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$64,000	$0
Tax Fees—Fees for tax compliance	$2,300	$0
—Fees for assistance with tax audits and tax planning	$63,036	$25,067
All Other Fees—Fees for internal controls consultation services and compensation consulting	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its Named Executive Officers. This proposal is commonly referred to as a "Say on Pay" proposal.

At the May 14, 2013 stockholders' meeting, the say on pay proposal received the support of 48.5% of the votes cast, which includes abstentions but excludes broker non-votes. Since the 2013 Annual Meeting, the Compensation Committee has re-examined the Company's approach to executive compensation. As noted in the section titled "Outreach Program to Institutional Stockholders," we have continued our significant investor outreach initiative to provide more information to our top institutional stockholders and to gather feedback from them. In addition, we have reviewed key aspects of our executive compensation and governance policies with the assistance of Meridian, our independent compensation advisor.

In connection with these efforts, we have made substantial changes to our executive compensation policies and practices that reflect the views and advice of many major stockholders as well as Meridian. Specifically, we have made the following key changes:

  •
  Reduced Mr. Bassoul's target annual bonus to 175% of base salary (from 600% of base salary);

  •
  Reduced Mr. Bassoul's target total cash compensation (base salary plus target bonus) to $2,750,000 (from $7,000,000);

  •
  Reduced Mr. Bassoul's maximum annual bonus opportunity to 350% of base salary (from 800% of base salary), or 200% of target;

  •
  Modified the long-term incentive grant process such that grants to the CEO and CFO are made on an annual basis beginning in 2014 (prior practice incorporated sporadic grants that were typically made every three years); and

  •
  Adopted a formal, written Compensation Committee charter.

Please see the section titled "Summary of Key Changes to Executive Compensation and Governance Practices" for a more complete summary of the changes noted above.

In addition to the changes summarized above, the Company is maintaining other existing executive compensation practices and corporate governance policies which will assist the Company in meeting the following objectives:

  •
  attracting and retaining executive talent;

  •
  linking executive compensation with operating performance;

  •
  linking executive long-term compensation with stockholder interests; and

  •
  ensuring performance-based compensation complies with Section 162(m) of the Internal Revenue Code.

We believe the changes summarized above, together with maintenance of other certain existing compensation practices and corporate governance policies, have addressed the concerns of many of our stockholders and have resulted in a compensation program deserving of stockholder support. Accordingly, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is asking stockholders to vote FOR the adoption of the following resolution:

"Resolved, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not impose any action on the Company or the Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE CERTIFICATE
OF INCORPORATION

The Board has determined that it is in the Company's best interest and in the best interest of the Company's stockholders to amend the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 47,500,000 shares to 95,000,000 shares. The Board unanimously approved the foregoing amendment to the Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Amendment"), declared it to be advisable and hereby seeks the approval of the Amendment by the Company's stockholders.

If the Amendment is approved by the Company's stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Meeting. Upon the effectiveness of the Amendment, the first sentence of Article 4 of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

"The Corporation shall have authority to issue 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock") and 95,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock")."

As of March     , 2014, there were                  shares of Common Stock outstanding and held by our stockholders (exclusive of the                  shares of Common Stock held in treasury). In addition to these shares, as of March     , 2014, there were                  shares of Common Stock reserved for issuance under our equity incentive plans. No shares of Preferred Stock are outstanding, and the Amendment will not affect the number of authorized shares of Preferred Stock.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of Common Stock from 47,500,000 shares to 95,000,000 shares. The additional authorized shares could be used by the Company for business and financial purposes as determined by the Board from time to time to be necessary or desirable. Subject to favorable market conditions and approval of the Amendment, the Company currently plans to use a number of the additional shares of Common Stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of Common Stock. The Board anticipates approving a stock split in the future, but the final decision on when or whether to implement a stock split and the magnitude of the stock split will be based on market conditions and remain in the Board's sole discretion. The proposed increase in the number of authorized shares of Common Stock is necessary because, after accounting for a potential stock split, the Board believes the remaining number of authorized shares of Common Stock that would not be reserved or outstanding would not be sufficient to provide the Company with the flexibility to meet future business needs as they arise, such as additional stock offerings, acquisitions, stock splits, stock dividends and issuances of shares under compensation plans. Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this Proxy Statement and will not be solicited in the future in order to effect a potential stock split.

The objective of a stock split would be to lower the market price of the Common Stock in inverse proportion to the stock split. Such lower price would be expected to increase the liquidity and broaden the marketability of the Common Stock to a larger group of investors. The Board may decide, however, in the best interests of the Company and due to market conditions or otherwise, not to effect a stock split. Therefore, no assurances can be given that the Board will effect a stock split, even if the Amendment is approved.

If a stock split is effected, each stockholder would receive, for each share of Common Stock held by such stockholder on the record date for the stock split that would be established by the Board, a dividend of the Common Stock. For example, if the Board declares a two-for-one stock split, each stockholder would receive one additional share of Common Stock for each share held. In addition, the Company's outstanding stock options, stock purchase rights and warrants, if any, would be proportionately adjusted such that the number of shares underlying the Company's outstanding stock options, stock purchase rights and warrants would be increased (for example, doubled in a two-for-one stock split) and the exercise price would be reduced (for example, halved in a two-for-one stock split). In the event of a stock split, the Company will apply for listing of the additional shares of Common Stock to be issued on the NASDAQ National Market.

Other possible business and financial uses for the additional shares of Common Stock include, without limitation, future stock splits, raising capital through the sale of Common Stock, acquiring other companies, businesses or products in exchange for shares of Common Stock, attracting and retaining employees by the issuance of additional securities under the Company's various equity compensation plans, and other transactions and corporate purposes that the Board deems are in the Company's best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders' meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the NASDAQ National Market. Other than a possible stock split and issuances pursuant to employee benefit plans, as of the date of this Proxy Statement the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. A potential stock split, should it be effected, would reduce the Company's earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in the Company. However, to the extent that the additional authorized shares of Common Stock are issued in the future outside of a potential stock split, they may decrease existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of the Company (nor is the Board currently aware of any such attempt directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company's management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The Company could also use the additional shares of Common Stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company's business and financial results.

Vote Required for Approval; Board Recommendation

The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required for the approval of this proposal. Neither abstentions nor broker non-votes are affirmative votes and thus will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 28, 2013. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending January 3, 2015. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP to audit the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

MISCELLANEOUS

The Company's 2013 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's internet website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2015 Annual Meeting no later than November 27, 2014.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 6, 2015, or later than February 5, 2015, provided that, in the event that the 2015 Annual Meeting of Stockholders is called for a date that is earlier than April 6, 2015, or later than June 5, 2015, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company's notice of the date of the 2015 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs, and must otherwise comply with the requirements set forth in the Company's Bylaws.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

Dated: March     , 2014

 EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
THE MIDDLEBY CORPORATION

The Middleby Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1.     The Board of Directors of the Corporation, at a meeting of the Board of Directors, duly adopted a resolution setting forth a proposed amendment to the Corporation's Restated Certificate of Incorporation (as amended, the "Restated Certificate of Incorporation"), declared such amendment to be advisable and directed that such amendment be considered at the annual meeting of the stockholders of the Corporation on May 6, 2014. The resolution setting forth the amendment is as follows:

  RESOLVED that the Restated Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence of Article 4 thereof to read in its entirety as follows:

  "The Corporation shall have authority to issue 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock") and 95,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock")."

2.     On May 6, 2014, this Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this         day of                      , 2014.

THE MIDDLEBY CORPORATION, a Delaware corporation
By:
Name:
Title:

A-1

— PRELIMINARY COPIES - SUBJECT TO COMPLETION —

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000200008_1 R1.0.0.51160 THE MIDDLEBY CORPORATION THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Annual Meeting March 14, 2014 May 06, 2014 10:30 AM CDT Middleby Corporation 1400 Toastmaster Drive Elgin, IL 60120

 PRELIMINARY COPIES - SUBJECT TO COMPLETION

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000200008_2 R1.0.0.51160 1. Notice & Proxy Statement 2. 10-K/Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 17, 2014 to facilitate timely delivery.

 PRELIMINARY COPIES - SUBJECT TO COMPLETION

Voting items 0000200008_3 R1.0.0.51160 The Board of Directors recommends you vote FOR each of the following: 1. Election of Directors Nominees 01 Selim A. Bassoul 02 Sarah Palisi Chapin 03 Robert B. Lamb 04 John R. Miller III 05 Gordon O'Brien 06 Philip G. Putnam 07 Sabin C. Streeter The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2 Approval, by an advisory vote, of the 2013 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); 3 Amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 47,500,000 to 95,000,000; 4 Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 3, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000200008_4 R1.0.0.51160

 PRELIMINARY COPIES - SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000200009_1 R1.0.0.51160 THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR each of the following: For Against Abstain 1. Election of Directors 01 Selim A. Bassoul 02 Sarah Palisi Chapin 03 Robert B. Lamb 04 John R. Miller III 05 Gordon O'Brien 06 Philip G. Putnam 07 Sabin C. Streeter The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approval, by an advisory vote, of the 2013 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); 3 Amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 47,500,000 to 95,000,000; For Against Abstain 4 Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 3, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PRELIMINARY COPIES - SUBJECT TO COMPLETION

0000200009_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K/Annual Report is/are available at www.proxyvote.com . THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Annual Meeting of the Stockholders May 6, 2014 10:30 a.m. The stockholder(s) hereby appoint(s) Timothy J. Fitzgerald and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual meeting of stockholder(s) to be held at 10:30 a.m., CST on May 6, 2014, at The Middleby Corporation, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the approval, by an advisory vote, of the 2013 compensation of the Company's named executive officers, FOR the amendment of the Company's Restated Certificate of Incorporation, FOR the ratification of selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending January 3, 2015, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjourment thereof. Continued and to be signed on reverse side

QuickLinks

PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Summary
2013 Target Compensation
Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2013
Grants of Plan-Based Awards in Fiscal Year 2013
Outstanding Equity Awards at 2013 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
MISCELLANEOUS
  EXHIBIT A
FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE MIDDLEBY CORPORATION